                                                                    EXHIBIT 99.1

                                                 CONTACT: MARK S. ALSENTZER, CEO
                                      BRUCE C. ROSETTO, EXECUTIVE VICE PRESIDENT
                                                                    561-394-3511
                                            CONTACT FOR CEI HOLDING CORPORATION:
                                     EDWARD T. SHEEHAN, PRESIDENT - 856-722-1991

MEDIA RELEASE

                       U.S. PLASTIC LUMBER CORP. ANNOUNCES
                   AMENDED AGREEMENT TO SELL CLEAN EARTH INC.

FOR IMMEDIATE RELEASE:

BOCA RATON, FL, June 17, 2002 - U.S. Plastic Lumber Corp. (NASDAQ: "USPL"), announced today that its Board unanimously approved an Amended and Restated Purchase Agreement to sell Clean Earth Inc. ("CEI"), its environmental services and recycling division, to CEI Holding Corporation. ("Purchaser"), a corporation recently formed by Eos Partners, L.P., and Bank of America Capital Investors, two private equity investment groups that collectively manage over $2.5 billion of capital. The Purchase Price consists of the following: $45 million in cash and the issuance of a 5% Subordinated Note with an original principal amount of $3.5 million. In addition, USPL will retain certain assets of CEI with a current book value of approximately $1.5 million. The Purchase Price is subject to adjustment primarily based upon the amount of working capital and debt assumed at closing. The purchase of all of the outstanding stock of CEI also includes the Purchaser's retention of certain liabilities of CEI including up to $5.5 million of debt. The closing of this transaction will be subject to approval by the stockholders of USPL and certain other conditions. It is the intent of the parties to close this transaction during July or August, 2002, subject to meeting all conditions precedent to closing.

Mark S. Alsentzer, USPL's Chief Executive Officer said, "Although the closing of this transaction has been delayed as a result of the difficulty the former purchaser had in raising equity capital, we are very confident that the new Purchaser has the required funding, subject to the conditions precedent within the Purchase Agreement. Our senior lenders, led by Bank of America, N.A., have agreed to provide the debt financing to the Purchaser to close the transaction, while Eos Partners, L.P. and Bank of America Capital Investors will invest $25 million of equity." Edward T. Sheehan, president of CEI Holding Corporation and an environmental industry veteran, said "I have worked with both Eos Partners and Bank of America in the past, and believe that this transaction will provide Clean Earth with the capitalization it needs to exploit its many growth prospects."

USPL's senior lenders will also provide a $10 million Revolving credit line to USPL for two years after the closing of the transaction, subject to conditions within the commitment letter. In addition, GE Capital Corporation and its syndicate lending group have agreed to a two year forbearance of principal payments, subject to certain conditions including the closing of the CEI sale transaction and a payment of $500,000 upon the closing of the CEI sale transaction.

USPL also reported that as part of the financing commitments that are in place, its senior lenders have required a restructuring of USPL's debentures with Stout Partnership, an affiliate of USPL, and the Halifax Fund, L.P. The Stout Partnership has been required and has agreed to convert their 16% $5,000,000 debenture to equity, subject to certain conditions, including but not limited to the receipt of stockholder approval and the closing of the CEI sale transaction. Halifax Fund, L.P. will receive $2.5 million in cash at closing of the CEI sale transaction and has agreed to restructure its debentures upon the closing of the CEI sale transaction and certain other conditions. Halifax Fund, L.P. will waive all past defaults, penalties and interest due it under its debenture agreements and will enter into two subordinated notes with USPL for a three year term; one for $5.6 million which will have no conversion rights, and one for $2.8 million which will have conversion rights as follows: $933,333.33 are convertible at $.75 per share, $933,333.33 are convertible at $1.00 per share, $933,333.33 are convertible at $1.25 per share. The interest will be at a rate of 10% per annum, paid in kind for the first two years and in cash for the third year.

Alsentzer added, "Given the circumstances, we are satisfied with the terms of the deal we have received on the sale of CEI and we will recommend our stockholders approve the transaction. We will use the proceeds to significantly reduce our debt, and by doing so, we anticipate the balance sheet and liquidity of USPL will be much improved. Coupled with the nearly complete reorganization of our Plastic Lumber operations, we believe USPL should be well positioned to improve its financial condition and profitably grow its remaining business. "

USPL also announced that it has signed a Second Supplemental Forbearance Agreement with its Senior Lenders in connection with USPL's Senior Credit Facility extending the forbearance period from May 31, 2002 to August 31, 2002 to allow the Company adequate time to close the CEI sale transaction. The Forbearance Agreement permits USPL to defer the principal and interest payments until the earlier of the CEI sale transaction or August 31, 2002..

USPL also announced that it has signed a First Amendment to Forbearance and Modification Agreement with the GE Capital syndicate group extending the Forbearance Period, deferring interest and principal payments through the earlier of the (i) the closing of the CEI sale transaction or (ii) July 31, 2002.

Certain statements and information included in this press release constitute "forward looking statements" contained within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "projected", "intends to" or similar expressions are intended to identify "forward-looking statements". Such statements are subject to certain risks and uncertainties, including but not limited to risks associated with our credit facilities and liquidity, the ability to obtain adequate financing on commercially acceptable terms, economic conditions, the affects of rapid growth upon the Company and the ability of management to effectively respond to such growth, demand for products and services of the Company, newly developing technologies, the Company's ability to compete, regulatory matters, protection of the Company's proprietary technology, the effects of competition from entities with greater financial resources than that possessed by the Company and shareholder dilution. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release. Additional discussions of such factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations are contained in the Company's SEC filings.

                        IMPORTANT NOTICE TO STOCKHOLDERS

         U.S. Plastic Lumber Corp. (USPL) will be filing a preliminary proxy statement and definitive proxy statement with the Securities and Exchange Commission in connection with the sale of its wholly-owned subsidiary, Clean Earth, Inc.

         STOCKHOLDERS OF USPL ARE URGED TO READ USPL'S PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE SALE OF CLEAN EARTH, INC.

         USPL intends to mail the definitive proxy statement to its stockholders of record in July 2002 soliciting the stockholders' approval of the sale of Clean Earth, Inc. at the special meeting of the stockholders that USPL intends to hold in July or August 2002. At the same time, investors and security holders may obtain a free copy of the preliminary proxy statement and definitive proxy statement, and any other relevant documents filed by USPL with the Securities and Exchange Commission, when they become available at the website of the Securities and Exchange Commission (www.sec.gov). Further, stockholders can obtain USPL's notice of the special meeting and the definitive proxy statement, when they become available, for free from USPL by contacting Bruce C. Rosetto at 561-394-3511.

         USPL and certain of USPL's executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of USPL in favor of the sale of Clean Earth, Inc. The executive officers and directors of USPL who may be participants in the solicitation of proxies in connection with the sale of Clean Earth, Inc. have not been determined as of the date of this press release. A description of the interests of USPL's executive officers and directors in USPL, as of the date of such filing, is set forth in USPL's definitive proxy statement for the annual meeting of stockholders held on May 29, 2002. Investors and security holders may obtain more current information regarding the direct and indirect interests of USPL's executive officers and directors by reading the preliminary proxy statement and the definitive proxy statement in connection with the sale of Clean Earth, Inc. when such documents become available.

                                      ****


                                       3